News Release
For Immediate Release

Contact:  Thomas X. Geisel, President and Chief Executive Officer (856) 690-4329

Sun Bancorp, Inc. Reports First Quarter 2012 Results

VINELAND, NJ – April 24, 2012 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $28.1 million, or a loss of $0.34 per diluted share, for the first quarter ended March 31, 2012, compared to a net loss available to common shareholders of $67.1 million, or a loss of $1.25 per diluted share, for the first quarter of 2011. The 2011 period included a $53.1 million net loss on loans transferred to held-for-sale.

The following are key items and events that occurred during the first quarter:

  Provision expense totaled $30.7 million as compared to $6.8 million in the fourth quarter of 2011. The allowance for loan losses equaled $52.1 million at quarter end, an increase of $10.5 million from December 31, 2011. The allowance for loan losses equaled 2.34% of gross loans held for investment and 45.5% of non-performing loans.

  The net interest margin equaled 3.48% versus 3.54% in the linked quarter. Non-accrual interest reversals totaled $310 thousand in the first quarter which reduced the net interest margin by five basis points. Commercial loan production remained relatively strong at $65 million during the first quarter versus $40 million in the comparable prior year quarter.

  Non-interest income decreased $1.3 million to $5.5 million as compared to the linked quarter primarily due to a prior quarter bank-owned life insurance distribution of $765 thousand and prior quarter gains of $280 thousand on the sale of investment securities.

  Non-interest expense increased $338 thousand from the linked quarter to $27.6 million; however, the current quarter included approximately $1.0 million in costs associated with the build out of our mortgage operations. During the first quarter, 47 new mortgage employees were hired as the Company plans to enhance its residential mortgage platform and provide a significant boost to non-interest income.

Total risk-based capital equaled 14.45% at March 31, 2012, well above the regulatory required level.

  The Company announced the consolidation of three retail branches to occur in the second quarter. This strategic decision provides cost efficiencies and enhances the Company’s ability to streamline operations in the branch network while continuing to provide excellent customer service.

    "We continued in this quarter to take proactive and appropriate actions to strengthen and grow the company. We were decisive in charging down the balance of previously identified, collateral dependent legacy real estate loans in our portfolio that we believe have lost value due to the devalued commercial real-estate market and increasing our reserve coverage ratios," said Thomas X. Geisel, Sun's President and Chief Executive Officer. "We were equally decisive in capitalizing on market opportunities to build our mortgage business and drive loan production in both our small business and commercial lending lines. We remain focused on making decisions that reinforce the strength of our portfolio, build our revenue stream and effectively serve customers while advancing the Sun brand.”

Discussion of Results:

Balance Sheet

● Total assets were $3.11 billion at March 31, 2012, as compared to $3.18 billion at December 31, 2011 and $3.33 billion at March 31, 2011.

● Gross loans held-for-investment were $2.23 billion at March 31, 2012, as compared to $2.29 billion at December 31, 2011 and $2.27 billion at March 31, 2011. Compared to the linked quarter, loans held-for-investment decreased by $65.6 million due to paydowns and net charge-offs of $20.2 million in the first quarter.

● Loans held-for-sale increased $1.8 million from the linked quarter-end to $25.0 million at March 31, 2012.

● Shareholders’ equity decreased $25.9 million to $283.2 million at March 31, 2012 as compared to the linked quarter-end.

Net Interest Income and Margin

● On a tax equivalent basis, net interest income decreased $1.1 million over the linked quarter to $24.9 million. The average yield on interest-earning assets decreased eight basis points over the linked quarter from 4.23% to 4.15%. The average cost of interest-bearing liabilities decreased five basis points to 0.84%. The net interest margin declined six basis points to 3.48% from 3.54% for the linked quarter and increased 22 basis points as compared to the same prior year quarter.

Non-Interest Income

● Non-interest income was $5.5 million for the quarter ended March 31, 2012, a decrease of $1.3 million from the linked quarter of $6.8 million and $9.6 million above the comparable prior year quarter loss of $4.1 million. The decrease from the linked quarter was primarily attributable to a bank-owned life insurance distribution of $765 thousand and gains on the sale of investment securities of $280 thousand, both of which were recorded in the linked quarter.

Non-Interest Expense

● The Company incurred $27.6 million of non-interest expense in the first quarter of 2012, an increase of $338 thousand over the linked quarter and a decrease of $219 thousand from the comparable prior year quarter. Higher salary costs from the addition of new mortgage personnel were partially offset by lower occupancy, problem loan and advertising expenses. It is anticipated that the upfront costs associated with the build out of the mortgage operations will begin to be offset in the second quarter when the revenues are realized upon the sale of the first quarter mortgage production.

Asset Quality

● The provision for loan losses for the first quarter was $30.7 million, as compared to $6.8 million in the linked quarter and $60.3 million in the comparable prior year quarter. The allowance for loan losses was $52.1 million at March 31, 2012, or 2.34% of gross loans held-for-investment, as compared to the allowance for loan losses to gross loans held-for-investment of 1.82% at December 31, 2011 and 2.58% at March 31, 2011.  Net charge-offs recorded in the current quarter were $20.2 million, or 0.89% of average loans, as compared to $20.4 million, or 0.87% of average loans for the linked quarter and $83.5 million, or 3.35% of average loans outstanding for the comparable prior year quarter. The prior year quarter included charge-offs of $69.4 million related to the fair value adjustment on loans transferred to held-for-sale.

● Total non-performing assets were $118.8 million, or 5.27% of total gross loans held-for-investment, loans held-for-sale and real estate owned at March 31, 2012, as compared to $112.7 million, or 4.86% and $192.3 million, or 8.04%, respectively, at December 31, 2011 and March 31, 2011. Non-performing loans increased $6.9 million over the linked quarter to $114.6 million at March 31, 2012 from $107.7 million at December 31, 2011 and decreased $73.2 million from $187.8 million at March 31, 2011.

Capital

● Stockholders’ equity totaled $283.2 million at March 31, 2012 compared to $309.1 million at December 31, 2011. The Company’s tangible equity to tangible assets ratio was 7.79% at March 31, 2012, as compared to 8.41% at December 31, 2011 and 7.27% at March 31, 2011.  At March 31, 2012, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.45%, 12.82%, and 10.21%, respectively.  At March 31, 2012, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.73%, 12.47%, and 9.93%, respectively.

The Company will hold its regularly scheduled conference call on Wednesday, April 25, 2012, at 11:00 a.m. (ET).  Participants may listen to the live web cast through the Sun Bancorp, Inc. web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of  the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.11 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service Commercial Bank serving customers through 68 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and non-operating income and expenses. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011 were $233 thousand, $271 thousand and $409 thousand, respectively. Non-operating income (loss) is also a non-GAAP financial measure. Non-operating income (loss) includes impairment losses recognized on available for sale securities included in earnings. There were no non-operating income (loss) items for the three months ended March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011.  Non-operating loss during the three months ended March 31, 2011 was $250 thousand.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended
	March 31,	December 31,
	2012	2011	2011
Profitability for the period:
Net interest income	$24,650	$25,126	$25,729
Provision for loan losses	30,683	60,283	6,826
Non-interest income (loss)	5,519	(4,099)	6,804
Non-interest expense	27,564	27,782	27,226
Loss before income taxes	(28,078)	(67,038)	(1,519)
Net loss	(28,078)	(67,067)	(1,519)
Net loss available to common shareholders	$(28,078)	$(67,067)	$(1,519)

Financial ratios:
Return on average assets(1)	(3.56)%	(7.90)%	(0.19)%
Return on average equity(1)	(35.97)%	(96.57)%	(1.96)%
Return on average tangible equity(1),(2)	(41.97)%	(116.91)%	(2.29)%
Net interest margin(1)	3.48%	3.26%	3.54%
Efficiency ratio	91.37%	132.13%	83.69%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	91.37%	130.57%	83.69%

Loss per common share:
Basic	$(0.34)	$(1.25)	$(0.02)
Diluted	$(0.34)	$(1.25)	$(0.02)

Average equity to average assets	9.90%	8.18%	9.62%
	March 31,		December 31,
	2012	2011	2011
At period-end:
Total assets	$3,113,269	$3,333,808	3,183,916
Total deposits	2,631,652	2,847,467	2,667,977
Loans receivable, net of allowance for loan losses	2,173,427	2,211,824	2,249,455
Loans held-for-sale	25,034	115,473	23,192
Investments	576,457	470,546	532,715
Borrowings	31,083	33,329	31,269
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	283,163	286,739	309,083

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	2.34%	2.58%	1.82%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	5.27%	8.05%	4.86%
Allowance for loan losses to non-performing loans	45.52%	50.41%	38.69%

Total capital (to risk-weighted assets)(4) :
Sun Bancorp, Inc.	14.45%	13.73%	15.22%
Sun National Bank	13.73%	12.65%	13.39%
Tier 1 capital (to risk-weighted assets) (4):
Sun Bancorp, Inc.	12.82%	12.11%	13.96%
Sun National Bank	12.47%	11.38%	12.13%
Leverage ratio:
Sun Bancorp, Inc.	10.21%	9.62%	11.09%
Sun National Bank	9.93%	9.05%	9.64%

Book value per common share	$3.30	$3.62	$3.61
Tangible book value per common share	$2.78	$3.02	$3.08
(1) Amounts for the three and twelve months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest income for the three months ended March 31, 2011 excludes net impairment losses on available for sale securities of $250 thousand.

(4) March 31, 2012 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	March 31, 2012	December 31, 2011
ASSETS
Cash and due from banks	$79,106	$68,773
Interest-earning bank balances	8,447	51,049
Cash and cash equivalents	87,553	119,822
Investment securities available for sale (amortized cost of $555,988 and $514,488 at March 31, 2012 and December 31, 2011, respectively)	559,599	515,545
Investment securities held to maturity (estimated fair value of $1,081 and $1,413 at March 31, 2012 and December 31, 2011, respectively)	1,012	1,344
Loans receivable (net of allowance for loan losses of $52,127 and $41,667 at March 31, 2012 and December 31, 2011, respectively)	2,173,427	2,249,455
Loans held-for-sale	25,034	23,192
Restricted equity investments	15,846	15,826
Bank properties and equipment, net	53,656	54,756
Real estate owned	4,165	5,020
Accrued interest receivable	8,561	8,912
Goodwill	38,188	38,188
Intangible assets	6,025	6,947
Deferred taxes, net	-	-
Bank owned life insurance (BOLI)	75,388	74,871
Other assets	64,815	70,038
Total assets	$3,113,269	$3,183,916

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,631,652	$2,667,977
Securities sold under agreements to repurchase – customers	5,870	5,668
Advances from the Federal Home Loan Bank of New York (FHLBNY)	2,408	2,733
Securities sold under agreements to repurchase – FHLBNY	15,000	15,000
Obligations under capital lease	7,805	7,868
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	1,475	432
Other liabilities	73,110	82,369
Total liabilities	2,830,106	2,874,833

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 200,000,000 shares authorized; 87,932,779 shares issued and 85,826,056 shares outstanding at March 31, 2012; 87,818,503 shares issued and 85,711,780 shares outstanding at December 31, 2011	87,924	87,825
Additional paid-in capital	505,057	504,508
Retained deficit	(285,598)	(257,520)
Accumulated other comprehensive income (loss)	2,135	625
Deferred compensation plan trust	(193)	(193)
Treasury stock at cost, 2,106,723 shares at December 31, 2011 and December 31, 2010	(26,162)	(26,162)
Total shareholders’ equity	283,163	309,083
Total liabilities and shareholders’ equity	$3,113,269	$3,183,916

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended March 31,
	2012	2011
INTEREST INCOME
Interest and fees on loans	$26,204	$28,428
Interest on taxable investment securities	2,542	2,619
Interest on non-taxable investment securities	434	759
Dividends on restricted equity investments	227	243
Total interest income	29,407	32,049
INTEREST EXPENSE
Interest on deposits	3,684	5,590
Interest on funds borrowed	351	355
Interest on junior subordinated debentures	722	978
Total interest expense	4,757	6,923
Net interest income	24,650	25,126
PROVISION FOR LOAN LOSSES	30,683	60,283
Net interest loss after provision for loan losses	(6,033)	(35,157)
NON-INTEREST INCOME
Service charges on deposit accounts	2,668	2,550
Other service charges	73	86
Gain on sale of loans	716	925
Impairment losses on available for sale securities	-	(250)
Loss on sale of AFS Securities	-	(1,013)
Investment products income	432	888
BOLI income	516	546
Derivative credit valuation adjustment	(314)	(8,391)
Other	1,428	560
Total non-interest income (loss)	5,519	(4,099)
NON-INTEREST EXPENSE
Salaries and employee benefits	14,771	12,986
Occupancy expense	3,049	3,404
Equipment expense	1,765	1,682
Amortization of intangible assets	921	921
Data processing expense	1,056	1,065
Professional fees	479	765
Insurance expense	1,479	2,013
Advertising expense	297	565
Problem loan costs	1,477	3,107
Real estate owned expense (income), net	81	(5)
Office supplies expense	319	345
Other expense	1,870	934
Total non-interest expense	27,564	27,782
LOSS BEFORE INCOME TAXES	(28,078)	(67,038)
INCOME TAX EXPENSE	-	29
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(28,078)	$(67,067)

Basic loss per share	$(0.34)	$(1.25)
Diluted loss per share	$(0.34)	$(1.25)
Weighted average shares – basic	85,776,858	53,575,346
Weighted average shares - diluted	85,776,858	53,575,346

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2012	2011	2011	2011	2011
	Q1	Q4	Q3	Q2	Q1
Balance sheet at quarter end:
Cash and cash equivalents	$87,553	$119,822	134,209	$192,645	$266,504
Investment securities	576,457	532,715	557,380	478,814	470,546
Loans held-for-investment:
Commercial and industrial	1,820,054	1,878,026	1,899,231	1,905,628	1,862,903
Home equity	219,926	224,517	230,098	234,688	232,318
Second mortgage	38,815	41,470	45,030	47,920	50,388
Residential real estate	109,807	100,438	82,967	75,546	69,311
Other	36,952	46,671	49,077	52,825	55,402
Total gross loans held-for-investment	2,225,554	2,291,122	2,306,403	2,316,607	2,270,322
Allowance for loan losses	(52,127)	(41,667)	(55,227)	(58,328)	(58,498)
Net loans held-for-investment	2,173,427	2,249,455	2,251,176	2,258,279	2,211,824
Loans held-for-sale	25,034	23,192	20,868	20,514	115,473
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	6,025	6,947	7,868	8,789	9,710
Total assets	3,113,269	3,183,916	3,236,219	3,213,790	3,333,808
Total deposits	2,631,652	2,667,977	2,727,650	2,723,676	2,847,467
Securities sold under agreements to repurchase - customers	5,870	5,668	6,026	6,743	6,591
Advances from FHLBNY	2,408	2,733	3,054	3,372	3,687
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	7,805	7,868	7,930	7,991	8,051
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	283,163	309,083	308,055	298,819	286,739
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,849,216	$1,910,635	$1,901,394	$1,936,621	2,072,519
Home equity	220,411	226,345	232,458	234,451	235,962
Second mortgage	41,346	44,600	47,844	50,257	53,402
Residential real estate	123,567	111,514	89,010	76,816	73,662
Other	41,733	46,248	49,361	52,831	55,847
Total gross loans	2,276,273	2,339,342	2,320,067	2,350,976	2,491,392
Securities and other interest-earning assets	580,349	602,485	616,679	643,808	639,092
Total interest-earning assets	2,856,622	2,941,827	2,936,746	2,994,784	3,130,484
Total assets	3,154,984	3,229,699	3,234,551	3,287,485	3,394,139
Non-interest-bearing demand deposits	487,088	536,558	528,505	491,235	481,605
Total deposits	2,621,736	2,706,772	2,716,542	2,774,767	2,904,448
Total interest-bearing liabilities	2,265,830	2,294,786	2,313,896	2,409,629	2,549,566
Total shareholders' equity	312,281	310,786	308,025	299,427	277,808
Capital and credit quality measures:
Total capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	14.45%	15.22%	14.85%	14.51%	13.73%
Sun National Bank	13.73%	13.39%	13.07%	12.97%	12.65%
Tier 1 capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	12.82%	13.96%	13.59%	13.14%	12.11%
Sun National Bank	12.47%	12.13%	11.81%	11.71%	11.38%
Leverage ratio:
Sun Bancorp, Inc.	10.21%	11.09%	11.08%	10.47%	9.62%
Sun National Bank	9.93%	9.64%	9.64%	9.35%	9.05%

Average equity to average assets	9.91%	9.62%	9.52%	9.11%	8.18%
Allowance for loan losses to total gross loans held-for-investment	2.34%	1.82%	2.39%	2.52%	2.58%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	5.27%	4.86%	6.04%	6.13%	8.04%
Allowance for loan losses to non-performing loans held-for-investment	45.52%	38.69%	42.23%	45.25%	50.41%

Other data:
Net charge-offs	(20,223)	(20,386)	(5,809)	(5,006)	(83,498)
Non-performing assets:
Non-accrual loans	$87,847	$89,656	$107,665	$113,806	$113,959
Non-accrual loans held-for-sale	-	-	5,186	11,296	71,771
Troubled debt restructurings, non-accrual	26,674	17,875	22,353	15,090	831
Loans past due 90 days and accruing	74	154	744	-	1,263
Real estate owned, net	4,165	5,020	4,893	3,306	4,439
Total non-performing assets	118,760	112,705	140,841	143,498	192,263
Troubled debt restructuring, performing	-	-	-	-	20,276
(1) Average balances include non-accrual loans and loans held-for-sale (2) March 31, 2012 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2012	2011	2011	2011	2011
	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$29,641	$31,087	$31,802	$32,673	$32,458
Interest expense	4,758	5,087	5,329	5,813	6,923
Tax-equivalent net interest income	24,883	26,000	26,473	26,860	25,535
Tax-equivalent adjustment	233	271	292	368	409
Provision for loan losses	30,683	6,826	2,321	4,836	60,283
Non-interest income (loss) excluding net impairment losses on available for sale securities	5,519	6,804	5,770	4,993	(3,849)
Net impairment losses on available for sale securities	-	-	-	-	(250)
Non-interest expense excluding amortization of intangible assets	26,643	26,305	26,051	27,323	26,861
Amortization of intangible assets	921	921	922	921	921
(Loss) income before income taxes	(28,078)	(1,519)	2,657	(1,595)	(67,038)
Income tax (benefit) expense	-	-	(23)	4	29
Net (loss) income	(28,078)	(1,519)	2,680	(1,599)	(67,067)	,
Net (loss) income available to common shareholders	$(28,078)	$(1,519)	$2,680	$(1,599)	$(67,067)
Financial ratios:
Return on average assets (1)	(3.56)%	(0.19)%	0.33%	(0.19)%	(7.90)%
Return on average equity (1)	(35.97)%	(1.96)%	3.48%	(2.14)%	(96.57)%
Return on average tangible equity (1),(2)	(41.97)%	(2.29)%	4.10%	(2.54)%	(116.91)%
Net interest margin (1)	3.48%	3.54%	3.61%	3.59%	3.26%
Efficiency ratio	91.37%	83.69%	84.42%	89.71%	132.13%
Efficiency ratio, excluding non-operating income and non-operating expense	91.37%	83.69%	84.42%	89.71%	130.57%
Per share data:
Income (loss) per common share:
Basic	$(0.34)	$(0.02)	$0.03	$(0.02)	$(1.25)
Diluted	$(0.34)	$(0.02)	$0.03	$(0.02)	$(1.25)
Book value	$3.30	$3.61	$3.60	$3.60	$3.62
Tangible book value	$2.78	$3.08	$3.06	$3.03	$3.02
Average basic shares	85,776,858	85,587,878	84,429,644	82,585,859	53,575,346
Average diluted shares	85,776,858	85,587,878	84,538,449	82,585,859	53,575,346
Operating non-interest income (loss):
Service charges on deposit accounts	$2,668	2,799	2,838	$2,702	$2,550
Other service charges	73	71	85	88	86
Gain on sale of loans	716	906	708	708	925
Net gain (loss) on sale of available for sale securities	-	280	-	2,421	(1,013)
Investment products income	432	453	562	1,010	888
BOLI income	516	1,309	549	560	546
Derivative credit valuation adjustment	(314)	(214)	(309)	(3,624)	(8,391)
Other income	1,428	1,200	1,337	1,128	560
Total operating non-interest income (loss)	5,519	6,804	5,770	4,993	(3,849)
Non-operating loss(3):
Net impairment losses on available for sale securities recognized in earnings	-	-	-	-	(250)
Total non-operating loss	-	-	-	-	(250)
Total non-interest income (loss)	$5,519	$6,804	5,770	$4,993	$(4,099)
Operating non-interest expense:
Salaries and employee benefits	$14,771	$13,011	$13,619	$12,885	$12,986
Occupancy expense	3,049	3,643	3,021	3,305	3,404
Equipment expense	1,765	1,858	1,899	1,903	1,682
Data processing expense	1,056	1,118	1,058	1,111	1,065
Amortization of intangible assets	921	921	922	921	921
Insurance expense	1,479	1,433	1,479	1,261	2,013
Professional fees	479	412	879	1,215	765
Advertising expense	297	664	395	1,322	565
Problem loan costs	1,477	1,866	1,506	1,863	3,107
Real estate owned expense (income),net	81	108	448	635	(5)
Office supplies expense	319	323	315	324	345
Other expense	1,870	1,869	1,432	1,499	934
Total non-interest expense	27,564	27,226	26,973	28,244	27,782
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended March 31,
	2012			2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,849,216	$21,275	4.60%	$2,072,519	$23,152	4.47%
Home equity	220,411	2,244	4.07	235,962	2,550	4.32
Second mortgage	41,346	590	5.71	53,402	775	5.81
Residential real estate	123,567	1,376	4.45	73,662	1,005	5.46
Other	41,733	719	6.89	55,847	946	6.78
Total loans receivable	2,276,273	26,204	4.60	2,491,392	28,428	4.56
Investment securities(3)	550,498	3,420	2.49	480,964	3,934	3.27
Interest-earning bank balances	29,851	17	0.23	158,128	96	0.24
Total interest-earning assets	2,856,622	29,641	4.15	3,130,484	32,458	4.15
Non-interest earning assets:
Cash and due from banks	71,751			67,944
Bank properties and equipment, net	54,338			53,538
Goodwill and intangible assets, net	44,666			48,352
Other assets	127,385			93,821
Total non-interest-earning assets	298,140			263,655
Total assets	$3,154,762			$3,394,139

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,251,690	1,259	0.40%	1,393,182	$2,178	0.63%
Savings deposits	262,203	229	0.35	277,409	427	0.62
Time deposits	620,755	2,196	1.42	752,252	2,985	1.59
Total interest-bearing deposit accounts	2,134,648	3,684	0.69	2,422,843	5,590	0.92
Short-term borrowings:
Federal funds purchased	6,374	6	0.38	-	-	-
Securities sold under agreements to repurchase - customers	6,669	2	0.12	7,064	3	0.17
Long-term borrowings:
FHLBNY advances (4)	17,519	214	4.89	18,794	218	4.64
Obligation under capital lease	7,834	130	6.64	8,079	134	6.63
Junior subordinated debentures	92,786	722	3.11	92,786	978	4.22
Total borrowings	131,182	1,074	3.27	126,723	1,333	4.21
Total interest-bearing liabilities	2,265,830	4,758	0.84	2,549,566	6,923	1.09
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	487,088			481,605
Other liabilities	89,562			85,161
Total non-interest bearing liabilities	576,650			566,766
Total liabilities	2,842,480			3,116,332
Shareholders' equity	312,281			277,808
Total liabilities and shareholders' equity	$3,154,762			$3,394,140

Net interest income		$24,883			$25,535
Interest rate spread (5)			3.31%			3.06%
Net interest margin (6)			3.48%			3.26%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.07%			122.78%
(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended March 21, 2012 and 2011 were $233 thousand and $409 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	March 31, 2012			December 31, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,849,216	$21,275	4.60%	$1,910,635	$22,542	4.72%
Home equity	220,411	2,244	4.07	226,345	2,348	4.15
Second mortgage	41,346	590	5.71	44,600	656	5.88
Residential real estate	123,567	1,376	4.45	111,514	1,338	4.80
Other	41,733	719	6.89	46,248	794	6.87
Total loans receivable	2,276,273	26,204	4.60	2,339,342	27,678	4.73
Investment securities (3)	550,498	3,420	2.49	548,355	3,375	2.46
Interest-earning bank balances	29,851	17	0.23	54,130	34	0.25
Total interest-earning assets	2,856,622	29,641	4.15	2,941,827	31,087	4.23
Non-interest earning assets:
Cash and due from banks	71,751			73,863
Bank properties and equipment, net	54,338			55,264
Goodwill and intangible assets, net	44,666			45,586
Other assets	127,385			113,159
Total non-interest-earning assets	298,140			287,872
Total assets	$3,154,762			$3,229,699

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,251,690	1,259	0.40%	$1,271,991	1,435	0.45%
Savings deposits	262,203	229	0.35	265,115	285	0.43
Time deposits	620,755	2,196	1.42	633,108	2,321	1.47
Total interest-bearing deposit accounts	2,134,648	3,684	0.69	2,170,214	4,041	0.74
Short-term borrowings:
Federal funds purchased	6,374	6	0.38	141	-	-
Securities sold under agreements to repurchase - customers	6,669	2	0.12	5,906	1	0.07
Long-term borrowings:
FHLBNY advances (4)	17,519	214	4.89	17,842	219	4.91
Obligations under capital lease	7,834	130	6.64	7,897	131	6.64
Junior subordinated debentures	92,786	722	3.11	92,786	695	3.00
Total borrowings	131,182	1,074	3.27	124,572	1,046	3.36
Total interest-bearing liabilities	2,265,830	4,758	0.84	2,294,786	5,087	0.89
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	487,088			536,558
Other liabilities	89,562			87,569
Total non-interest bearing liabilities	576,650			624,127
Total liabilities	2,842,480			2,918,913
Shareholders' equity	312,281			310,786
Total liabilities and shareholders' equity	$3,154,762			$3,229,699

Net interest income		$24,883			$26,000
Interest rate spread (5)			3.31%			3.34%
Net interest margin (6)			3.48%			3.54%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.07%			128.20%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended March 31, 2012 and December 31, 2011 were $233 thousand and $271 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.